SECURITIES PURCHASE AGREEMENT
THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of October 26, 2006 (the “Agreement Date”), by and among DYADIC INTERNATIONAL, INC., a Delaware corporation with headquarters located at 140 Intracoastal Pointe Drive, Suite 404, Jupiter, Florida 33477 (the “Company”), and ABENGOA BIOENERGY R&D, INC., a Missouri corporation (“ABRD”). The Company and ABRD are sometimes collectively referred to as the “Parties” and individually as a “Party.” Certain capitalized terms have the meanings assigned them in Article I hereof.

BACKGROUND

A.  The Company and ABRD are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

B. Concurrently with the execution and delivery of this Agreement, the Company and ABRD are executing and delivering to each other that certain Research and Development Agreement pertaining to the Company’s conduct of certain research and development activities for the mutual benefit of the Company and ABRD (the “R&D Agreement”).

C. Upon the terms and conditions of this Agreement, ABRD wishes to purchase from the Company, and the Company wishes to sell to ABRD, the “Purchased Securities” (as that term is hereinafter defined).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and ABRD agree as follows:

ARTICLE I

DEFINITIONS

1.1  Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“ABRD Group” has the meaning set forth in Section 4.7(b).

“Adjustment Common Shares” has the meaning set forth in Section 2.2.

“Adjusted Spending Deficit Amount” has the meaning set forth in Section 4.6(b).

“Adjustment Convertible Securities” has the meaning set forth in Section 3.1(c).

“Adjustment Convertible Securities Shares” has the meaning set forth in Section 3.1(c).

“Advisor” has the meaning set forth in Section 3.1(l).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

“Agreement” has the meaning set forth in the Preamble.

“Annual R&D Spend Certificate” has the meaning set forth in Section 4.6.

“Applicable Lower Price” has the meaning set forth in Section 2.2.

“Applicable R&D Spend” has the meaning set forth in Section 4.6.

“Best Efforts” means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as practical; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Company to dispose of or make any change to its business, expend any material funds or incur any other material burden.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York or Madrid, Spain are authorized or required by law to remain closed.

“Closing” means the closing of the purchase and sale of the Purchased Securities pursuant to Section 2.1.

“Closing Date” means the date and time of the Closing, and shall be 10:00 a.m., New York City Time, on the later of (x) two (2) Business Days following the Agreement Date or (y) two (2) Business Days following the date of the approval of the listing of the Common Shares and the Extraordinary Circumstance Warrant Shares, if any, by the Trading Market; provided that by the written agreement of the parties, the Closing Date shall be such other date and time as the Company and ABRD mutually agree.

“Closing Date Shares” has the meaning set forth in Section 2.1.

“Closing Price” means, for any date, the closing price per share of the Common Stock for such date (or the nearest preceding date) on the American Stock Exchange, or if the Common Stock is not then listed on the American Stock Exchange, such other primary Eligible Market or exchange or quotation system on which the Common Stock is then listed or quoted.

“Closing Sales Price” means the closing sales price of the Common Shares on the Trading Market on the Trading Date immediately preceding the Agreement Date.

“Company” has the meaning set forth in the Preamble.

“Company Counsel” means Greenberg Traurig, LLP, counsel to the Company.

“Common Shares” or “Common Stock” means the common stock of the Company, par value $0.001 per share.

“Common Stock Equivalents” means, collectively, Options, Warrants and Convertible Securities.

“Confidentiality Agreement” has the meaning set forth in Section 3.2(e).

“Contingent Obligation” has the meaning set forth in Section 3.1(aa).

“Convertible Securities” means any stock or securities (other than Options or Warrants) convertible into or exercisable or exchangeable for Common Stock.

“Corporate Partnering Transaction” means any issuance of Securities to a Person in connection with a transaction in which, companion thereto, and as a condition of such issuance, the Company (either directly or indirectly through any of its Affiliates) and such Person enter into any material commercial agreement pertaining to the purchase or sale of the Company’s products or services or the Company’s purchase and sale of products or services of such Person, it being acknowledged by ABRD for the avoidance of doubt, that the transaction contemplated by this Agreement is a Corporate Partnering Transaction.

“Cure Date” has the meaning set forth in Section 6.1(d).

“Disclosure Materials” has the meaning set forth in Section 3.1(g).

“Effective Date” means the date that the Registration Statement is first declared effective by the SEC.

“Effectiveness Period” has the meaning set forth in Section 6.1(b).

“8-K Filing” has the meaning set forth in Section 4.5.

“Eligible Market” means any of the New York Stock Exchange, the American Stock Exchange, The Nasdaq National Market or The Nasdaq Capital Market.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder

“ERISA Affiliate” ” has the meaning set forth in Section 3.1(gg).

“Environmental Laws” has the meaning set forth in Section 3.1(dd).

“Event” has the meaning set forth in Section 6.1(d).

“Event Payments” has the meaning set forth in Section 6.1(d).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Events” has the meaning set forth in Section 6.1(d)(ii).

“Excluded Investors” means Cowen and Company, LLC and its Affiliates.

“Extraordinary Circumstance Warrant” means, if applicable as determined pursuant to the provisions of Section 2.4 hereof, either (x) the Parity Warrant or (y) the No Qualified Transaction Warrant.

“Extraordinary Circumstance Warrant Coverage Ratio” means, in the case of the closing of a Qualified Transaction in which QO Warrants were issued, the ratio of (x) the aggregate number of Common Shares or Convertible Securities, as the case may be, purchasable pursuant to exercises of all of the QO Warrants issued by the Company to the Person(s) purchasing Common Shares or Convertible Securities, as the case may be, in that Qualified Transaction to (y) the aggregate number of Common Shares or Convertible Securities, as the case may be, issued by the Company to such Person(s) in that Qualified Transaction on the date of the closing thereof.

“Extraordinary Circumstance Warrant Shares” means the Common Shares purchasable upon the exercise of the Extraordinary Circumstance Warrant, if any, the number of which shall be determined in accordance with the provisions of Section 2.4.

“Field of Research” has the meaning set forth in Section 4.6 hereof.

“Filing Date” means forty-five (45) days after the Closing Date.

“GAAP” has the meaning set forth in Section 3.1(g).

“Hazardous Materials” has the meaning set forth in Section 3.1(dd).

“Indebtedness” has the meaning set forth in Section 3.1(aa).

“Indemnified Party” has the meaning set forth in Section 6.4(c).

“Indemnifying Party” has the meaning set forth in Section 6.4(c).

“Insolvent” has the meaning set forth in Section 3.1(h).

“Intellectual Property Rights” has the meaning set forth in Section 3.1(t).

“Lien” means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction.

“Lock-Up Period” has the meaning set forth in Section 4.7(a).

“Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation and reasonable attorneys’ fees.

“Material Adverse Effect” means (i) a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole on a consolidated basis, or (ii) an event or occurrence that materially and adversely impairs the Company's ability to perform its obligations under any of the Transaction Documents, provided, that none of the following alone shall be deemed, in and of itself, to constitute a Material Adverse Effect: (x) a change in the market price or trading volume of the Common Stock or (y) changes in general economic conditions or changes affecting the industry in which the Company operates generally (as opposed to Company-specific changes) so long as such changes do not have a disproportionate effect on the Company and its Subsidiaries taken as a whole.

“Material Permits” has the meaning set forth in Section 3.1(v).

“No Qualified Transaction Warrant” means the Warrant, if any, issuable by the Company to ABRD pursuant to the provisions of Section 2.4(a) hereof.

“No Qualified Transaction Warrant Shares” means the Common Shares issuable upon the exercise(s) of the No Qualified Transaction Warrant, if any, the number of which shall be determined in accordance with the provisions of Section 2.4(a).

“Options” means any outstanding rights, Warrants or options to subscribe for or purchase Common Stock, Warrants or Convertible Securities.

“Parity Warrant” means the Warrant, if any, issuable by the Company to ABRD pursuant to the provisions of Section 2.4(b) hereof.

“Parity Warrant Shares” means the Common Shares issuable upon the exercise(s) of the Parity Warrant, if any, the number of which shall be determined in accordance with the provisions of Section 2.4(b).

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, or joint stock company.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, or a partial proceeding, such as a deposition), whether commenced or threatened in writing.
“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchased Securities” means the number of Common Shares fixed pursuant to the provisions of Sections 2.1 and 2.2 hereof, the Extraordinary Circumstance Warrant, if any, and the Extraordinary Circumstance Warrant Shares, if any, that may be purchased pursuant to exercise(s) of the Extraordinary Circumstance Warrant.

“Purchased Shares” has the meaning set forth in Section 2.1.

“QO Warrants” has the meaning set forth in Section 2.4(b).

“Qualified Transaction” shall mean any sale of Common Shares or Convertible Securities by the Company to any other Person or Persons occurring within one hundred eighty (180) days following the Closing Date, other than the issuance of Securities in connection with: (a) employee benefit plans or other plans approved by the Board of Directors of the Company for the benefit of employees, consultants or directors of the Company or its Subsidiaries; (b) any stock dividends, stock splits or other distributions on any class of Securities that is payable in Shares, or in connection with Options or Convertible Securities outstanding immediately prior to the Closing; (c) this Agreement; or (d) a Corporate Partnering Transaction.

“Registrable Securities” means the Common Shares and the Extraordinary Circumstance Warrant Shares, if any, issued or issuable pursuant to the Transaction Documents, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Registration Statement” means each registration statement required to be filed under Article VI, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Regulation D” has the meaning set forth in the Preamble.

“Related Person” has the meaning set forth in Section 4.6.

“Repurchase Notice” has the meaning set forth in Section 6.1.

“Repurchase Price” has the meaning set forth in Section 6.1.

“Required Effectiveness Date” means the date which is the earliest of (i) if the Registration Statement does not become subject to review by the SEC, (a) one hundred eighty (180) days after the Closing Date or (b) five (5) Trading Days after the Company receives notification from the SEC that the Registration Statement will not become subject to review and the Company fails to request to accelerate the effectiveness of the Registration Statement, or (ii) if the Registration Statement becomes subject to review by the SEC, two hundred and ten (210) days after the Closing Date.

“R&D Agreement” has the meaning set forth in the Preambles.

“R&D Spend Measurement Period” has the meaning assigned in Section 4.6.

“Rule 144,” “Rule 415,” and “Rule 424” means Rule 144, Rule 415 and Rule 424, respectively, promulgated by the SEC pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” has the meaning set forth in Recital A.

“SEC Reports” has the meaning set forth in Section 3.1(g).

“Securities” means Common Shares, Options, Warrants and Convertible Securities.

“Securities Act” has the meaning set forth in Recital A.

“Shares” means shares of the Company’s Common Stock.

“Short Sales” has the meaning set forth in Section 3.2(h).

“Spending Deficit” has the meaning set forth in Section 4.6(b).

“Subsidiary” means any direct or indirect consolidated subsidiary of the Company.

“Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on the The Nasdaq National Market (or any successor thereto), or (c) if trading ceases to occur on the The Nasdaq National Market (or any successor thereto), any Business Day.

“Trading Market” means the The American Stock Exchange or any other Eligible Market, or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Extraordinary Circumstance Warrant, if any, and the R&D Agreement, including the schedules and exhibits attached thereto.

“Transfer Agent” means Continental Stock Transfer & Trust Company, or any successor transfer agent for the Company.

“Warrants” means warrants to purchase Common Stock or Convertible Securities.

“Warrant Shares” means Common Shares issuable upon the exercise of any Warrant.

ARTICLE II

PURCHASE AND SALE

2.1  Closing. Subject to the terms and conditions set forth in this Agreement, generally, and the provisions of Section 2.2 and Section 2.3 hereof, specifically, at the Closing the Company shall issue and sell to ABRD and ABRD shall purchase from the Company, a number of Common Shares equal to quotient obtained by dividing (x) $10,000,000 by (y) the Closing Sale Price (the “Closing Date Shares” and inclusive of any “Adjustment Common Shares” to be issued by the Company to ABRD pursuant to the provisions of Section 2.2 hereof, collectively, the “Purchased Shares”). The time of the closing shall be 11:00 a.m., New York City Time, on the Closing Date (the “Closing”). The Closing shall take place at the offices of the Company’s Counsel.

2.2  Issuance of Adjustment Common Shares to ABRD Upon Closing of Qualified Transaction. Subject to the provisions of Section 2.3 hereof, if, within one hundred eighty (180) days following the Closing Date, the Company closes a sale of its Common Shares or Convertible Securities to any other Person in a Qualified Transaction for a gross per Common Share purchase price paid to the Company for an amount which is less than the Closing Sales Price (the “Applicable Lower Price”), then the Company shall, within five (5) Business Days of obtaining any required regulatory or stockholder approvals (which approvals the Company covenants to ABRD that the Company shall use its Best Efforts to obtain as expeditiously as is practicable), issue to ABRD a number of additional Common Shares equal to the amount by which (x) the quotient obtained by dividing (i) $10,000,000 by (ii) the Applicable Lower Price, exceeds (y) the number of Closing Date Shares (such additional Common Shares being heretofore and hereinafter referred to as the “Adjustment Common Shares”).

2.3  Conversion of Common Shares Into Convertible Securities If Company Issues Convertible Securities in Qualified Transaction. If the Company closes a Qualified Transaction in which the Company, in lieu of issuing only Common Shares, issues Convertible Securities (either in whole or in part), then following written notice thereof which the Company shall promptly furnish to ABRD, at the election of ABRD made in writing within ten (10) Business Days following its receipt of such notice, the Company shall accept the tender by ABRD of all of its certificates evidencing the Purchased Shares, and within ten (10) Business Days following its receipt of such certificate(s), issue to ABRD certificates for a number of Convertible Securities which are convertible into the number of Common Shares comprising the Purchased Shares (after taking into account the effect of Section 2.2 hereof), provided that if such Qualified Offering included the issuance of both Common Shares and Convertible Securities, then only that portion of the Purchased Shares shall be subject to tender and convertible into Convertible Securities as bears the same ratio to the aggregate number of Purchased Shares as the Convertible Securities issued in the Qualified Transaction bears to the aggregate number of Common Shares and Convertible Securities (on an as-if-converted basis). If the provisions of this Section 2.3 shall apply, all subsequent references to the “Purchased Shares” shall mean and include the Convertible Securities issued to ABRD pursuant hereto. In the event the Company closes a Qualified Transaction within the purview of this Section 2.3 that also involves the issuance of QO Warrants and ABRD elects to tender its Purchased Shares hereunder, the Company shall issue to ABRD a Parity Warrant (in lieu of the No Qualified Transaction Warrant), in accordance with the terms and conditions of clauses (i) and (ii) of Section 2.4(b).

2.4  Issuance of Extraordinary Circumstance Warrant to ABRD Upon Failure to Close Qualified Transaction or Closing of Qualified Transaction in Which Warrants Are Issued Companion to Issuance of Common Shares.

(a) If, within one hundred eighty (180) days following the Closing Date, the Company fails to close a sale of its Common Shares to any other Person in a Qualified Transaction involving gross proceeds to the Company of not less than $20,000,000, then in that event the Company shall issue to ABRD a Warrant, in the form of Exhibit A attached hereto (the “No Qualified Transaction Warrant”) to purchase a number of Common Shares equal to twenty percent (20%) of the Purchased Shares (the “Extraordinary Circumstance Warrant Shares”) within five (5) Business Days following the expiration of the said one hundred eighty (180) day period, exercisable for a period of three years following the date of issuance, at an exercise price of one hundred twenty-five percent (125%) of the Closing Sale Price.

(b) If the Company does close a sale of its Common Shares or Convertible Securities to any other Person(s) in a Qualified Transaction involving gross proceeds to the Company of not less than $20,000,000 within one hundred eighty (180) days following the Closing Date in which, in addition to the Company’s issuance of Common Shares to such other Person(s), the Company issues Warrants to purchase Common Shares (“QO Warrants”), then in that event:

(i) in lieu of the No Qualified Transaction Warrant to purchase No Qualified Transaction Warrant Shares set forth in subsection (a), above, the Company shall issue to ABRD a Parity Warrant having terms and conditions identical to the terms and conditions of the QO Warrants, except as to the number of Parity Warrant Shares which ABRD shall be entitle to purchase pursuant thereto; and

(ii) the number of Parity Warrant Shares which ABRD shall be entitled to purchase pursuant to the Parity Warrant shall be an amount equal to equal to the product of (x) the Extraordinary Circumstance Warrant Coverage Ratio multiplied by (y) number of Purchased Shares (after giving effect to the provisions of Section 2.2 hereof, if applicable).

2.5  Closing Deliveries.

(a)  At the Closing, the Company shall deliver or cause to be delivered to ABRD the following:

(i)  A stock certificate, free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b) hereof), evidencing the Closing Date Shares registered in the name of ABRD;

(ii)  a legal opinion of Company Counsel, in the form of Exhibit C, executed by such counsel and delivered to ABRD;

(iii)  approval by the American Stock Exchange of an additional shares listing application covering all of the Closing Date Shares and the No Qualified Transaction Warrant Shares;

(iv) a certificate of the Company signed by the Chief Executive Officer of the Company that (A) the representations and warranties of the Company contained herein are true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date and (B) the Company has performed or satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(v) copies of each of the following, in each case, certified to be in full force and effect on the Closing Date by the Secretary of the Company:

(A) the Certificate of Incorporation of the Company;

(B) a good standing certificate with respect to the Company certified by the Secretary of State of the State of Delaware as of a date not more than five days prior to the Closing Date;

(C) the By-Laws of the Company; and

(D) resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents, the issuance and sale of the Purchased Securities, and the reservation of Common Shares issuable upon the exercise of any Extraordinary Circumstance Warrant, if any.

(b)  At the Closing, ABRD shall deliver or cause to be delivered to the Company:

(i)  the sum of TEN MILLION and NO\100ths DOLLARS ($10,000,000.00) in United States dollars and in immediately available funds, by wire transfer to an account designated in writing to ABRD by the Company for such purpose;

(ii) a certificate of ABRD signed by the Chief Executive Officer of the ABRD that (A) the representations and warranties of the ABRD contained herein are true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date and (B) ABRD has performed or satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing; and

(iii) copies of resolutions of the Board of Directors of ABRD authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents, certified to be in full force and effect on the Closing Date by the Secretary of ABRD.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1  Representations and Warranties of the Company. The Company hereby represents and warrants to ABRD as follows (which representations and warranties shall be deemed to apply, where appropriate, to each Subsidiary of the Company):

(a)  Subsidiaries. The Company has no Subsidiaries other than those listed in Schedule 3.1(a) hereto. Except as disclosed in Schedule 3.1(a) hereto, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any Lien and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b)  Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite legal authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(c)  Authorization; Enforcement. The Company has the requisite corporate authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders (except for stockholder approval that may be required in connection with any of the issuance of the Adjustment Common Shares, any Convertible Securities issuable under Section 2.3 (the “Adjustment Convertible Securities”), any Common Shares issuable upon conversion of the Adjustment Convertible Securities (the “Adjustment Convertible Securities Shares”), the Parity Warrant and the Parity Warrant Shares). Each of the Transaction Documents to which it is a party has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.

(d)  No Conflicts. The execution, delivery and performance of the Transaction Documents to which it is a party by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not, and will not, (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right would not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including, assuming the accuracy of the representations and warranties of ABRD set forth in Section 3.2 hereof, federal and state securities laws and regulations and, assuming in the case of the Adjustment Common Shares, the Adjustment Convertible Securities, the Parity Warrant and the Parity Warrant Shares the receipt of all required stockholder and regulatory approval, the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company or a Subsidiary is bound or affected, except to the extent that such violation would not reasonably be expected to have a Material Adverse Effect.

(e)  The Purchased Securities. The Closing Date Shares (including the No Qualified Transaction Warrant Shares issuable upon the exercise of the No Qualified Transaction Warrant, if any) are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens except for restrictions on transfer imposed by applicable federal and state securities laws and the provisions of Section 4.7 hereof, and will not be subject to preemptive or similar rights of stockholders (other than those imposed by ABRD). The Adjustment Common Shares, the Adjustment Convertible Securities, the Adjustment Convertible Securities Shares issuable upon conversion of the Adjustment Convertible Securities, and the Parity Warrant Shares issuable upon exercise of the Parity Warrant Shares, if any, assuming the receipt of all required stockholder and regulatory approvals, are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens except for restrictions on transfer imposed by applicable federal and state securities laws and the provisions of Section 4.7 hereof, and will not be subject to preemptive or similar rights of stockholders (other than those imposed by ABRD). The Company shall maintain a reserve from its duly authorized shares of Common Stock the maximum number of shares of Common Stock issuable upon exercise of the Adjustment Convertible Securities and/or Extraordinary Circumstance Warrant, if any. The offer, issuance and sale to ABRD pursuant to the Agreement of the Closing Date Shares and the other Purchased Securities, if any, are exempt from the registration requirements of the Securities Act.

(f)  Capitalization. The aggregate number of shares and type of all authorized, issued and outstanding classes of capital stock, options and other Securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) as of September 30, 2006 is set forth in Schedule 3.1(f) hereto. All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance in all material respects with all applicable securities laws. Except as disclosed in Schedule 3.1(f) hereto, the Company did not have outstanding at September 30, 2006 any other options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or entered into any agreement giving any Person any right to subscribe for or acquire, any shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as set forth on Schedule 3.1(f) hereto, and except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issuance and sale of the Purchased Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than ABRD) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities. To the knowledge of the Company, except as disclosed in the SEC Reports and any Schedules filed with the SEC pursuant to Rule 13d-1 of the Exchange Act by reporting persons or in Schedule 3.1(f) hereto, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common Stock.

(g)  SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the 12 months preceding the date hereof on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension and has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof. Such reports required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, together with any materials filed or furnished by the Company under the Exchange Act, whether or not any such reports were required being collectively referred to herein as the “SEC Reports” and, together with this Agreement and the Schedules to this Agreement, the “Disclosure Materials”. As of their respective dates, the SEC Reports filed by the Company complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed by the Company, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements, the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or identified in the SEC Reports, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the SEC.

(h)  Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the SEC Reports or in Schedule 3.1(h) hereto, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that would result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or changed its auditors, except as disclosed in its SEC Reports, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (except for repurchases by the Company of shares of capital stock held by employees, officers, directors, or consultants pursuant to an option of the Company to repurchase such shares upon the termination of employment or services), (v) the Company has not issued any Securities or Common Stock Equivalents to any officer, director or Affiliate, except pursuant to existing Company stock-based plans and Convertibles Securities acquired and exercised by the Chief Executive Officer of the Company, and (vi) other than in the ordinary course of business, the Company has not sold, leased, licensed, transferred or assigned any of its assets. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the applicable Closing, will not be Insolvent (as defined below). For purposes of this Section 3.1(h), “Insolvent” means (i) the present fair saleable value of the Company's assets is less than the amount required to pay the Company's total Indebtedness (as defined in Section 3.1(aa)), (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, or (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature.

(i)  Absence of Litigation. Except as disclosed in the SEC Reports, there is no action, suit, claim, or proceeding, or, to the Company's knowledge, inquiry or investigation, before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that could, individually or in the aggregate, have a Material Adverse Effect.

(j)  Compliance. Except as described in Schedule 3.1(j), neither the Company nor any Subsidiary, except in each case as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority.

(k)  Title to Assets. The Company and the Subsidiaries have good and marketable title to all real property owned and used in the conduct of their business as it is presently conducted, and the Company and the Subsidiaries and good and marketable title in all personal property owned and used in the conduct of their business as it is presently conducted, in each case, other than the security interest described in Schedule 3.1(aa), free and clear of all Liens, except for Liens that do not, individually or in the aggregate, have or result in a Material Adverse Effect. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in material compliance.

(l)  No General Solicitation; Advisor. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Purchased Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commission (other than for Persons engaged by or on behalf of ABRD or its investment advisor) relating to or arising out of the issuance of the Purchased Securities pursuant to this Agreement. The Company shall pay, and hold ABRD harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any such claim for fees arising out of the issuance of the Purchased Securities pursuant to this Agreement. The Company acknowledges that is has engaged Cowen and Company, LLC as its exclusive advisor (the “Advisor”) in connection with the sale of the Purchased Securities. Other than the Advisor, the Company has not engaged any advisor or other agent in connection with the sale of the Purchased Securities.

(m)   Private Placement. Neither the Company nor any of its Affiliates nor, any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Purchased Securities as contemplated hereby or (ii) cause the offering of the Purchased Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market. The Company is not required to be registered as, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company is not required to be registered as a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.

(n)  Form S-3 Eligibility. The Company is eligible to register the Common Shares and the Warrant Shares for resale by ABRD using Form S-3 promulgated under the Securities Act.

(o)  Listing and Maintenance Requirements. The Company has not, in the twelve months preceding the date hereof, received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance with all such listing and maintenance requirements.

(p)  Registration Rights. Except as described in Schedule 3.1(p), the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not been satisfied or waived.

(q)  Application of Takeover Protections. There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could become applicable to any of ABRD as a result of ABRD and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Purchased Securities and ABRD’ ownership of the Purchased Securities.

(r)  Disclosure. All disclosure provided by the Company to ABRD regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on the behalf of the Company are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the Company's knowledge, except for the transactions contemplated by this Agreement, no event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(s)  THERE IS NO SUBSECTION (s).

(t)  Patents and Trademarks. The Company and its Subsidiaries own all right, title and interest in and to, or possess adequate rights or licenses to use, all registered and unregistered trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, applications for registrations of copyrights and trademarks, brand names, discoveries, formulas, technical assistance, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted. Except as set forth in Schedule 3.1(t), none of the Company's Intellectual Property Rights have expired or terminated, or are expected to expire or terminate, within three years from the date of this Agreement. The Company does not have any knowledge of any infringement on or misappropriation by the Company or its Subsidiaries of Intellectual Property Rights of others or the infringement on or misappropriation by others of the Intellectual Property Rights of the Company. Except as disclosed in the SEC Reports, there is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding its Intellectual Property Rights. Except for anti-pirating and confidentiality obligations of certain employees to their former employers pre-dating their commencement of employment by the Company or any of its Subsidiaries, no employee of the Company or any of its Subsidiaries is obligated under any contract (including licenses, covenants or legal commitments or any nature) or any agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or any of its Subsidiaries in the operation of the Company’s business as conducted on the date hereof or that would conflict with the operation of the Company’s business as conducted on the date hereof. Title and ownership of any and all rights with respect to any inventions of the Company’s and its Subsidiaries’ employees during employment vests in the Company or its Subsidiaries, as applicable, (except to the extent that applicable local law provides otherwise). Except for patent applications filed by the Company since June 30, 2006, in respect of which the Company is currently in the process of securing all necessary assignments, all inventors named in patent applications or in issued patents have entered into agreements with the Company or a Subsidiary, as applicable, assigning the Company or any such Subsidiary, as applicable, all of the inventors’ right, title and interest in and to such patent application(s) and patents describing and claiming their inventions(s). All Persons involved in the conception, making, development and work related to the Company’s Intellectual Property Rights have entered into agreements with the Company or a Subsidiary, as applicable, assigning to the Company or any such Subsidiary, to the extent deemed necessary or appropriate by the Company, all of such Persons’ right, title and interest in and to the Company’s Intellectual Property Rights. All licenses or other material rights or permission to use any third party intellectual property used by the Company or any Subsidiary in the operation of the business have been obtained by the Company or any such Subsidiary, as applicable, and all license fees, royalties and any other amounts (if any) due and payable under such license agreements have been paid.

(u)  Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses and location in which the Company and the Subsidiaries are engaged.

(v)  Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports (“Material Permits”), except where the failure to possess such permits does not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit.

(w)  Transactions With Affiliates and Employees. Except as set forth or incorporated by reference in the Company’s SEC Reports, none of the officers, directors or employees of the Company is presently a party to any transaction that would be required to be reported on Form 10-KSB with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the Company's knowledge, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(x)  Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(y)  Sarbanes-Oxley Act. The Company is in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

(z)  Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(aa)  Indebtedness. Except as disclosed in Schedule 3.1(aa) or the SEC Reports, neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iii) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. Schedule 3.1(aa) provides a detailed description of the material terms of any such outstanding Indebtedness. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(bb)  Employee Relations. Neither Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company believes that its relations with its employees are as disclosed in the SEC Reports. Except as disclosed in the SEC Reports, during the period covered by the SEC Reports, no executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the 1933 Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer's employment with the Company or any such Subsidiary. To the knowledge of the Company or any such Subsidiary, no executive officer of the Company or any of its Subsidiaries is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any such Subsidiary to any liability with respect to any of the foregoing matters.

(cc)  Labor Matters.The Company and its Subsidiaries are in compliance in all material respects with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(dd)  Environmental Laws. The Company and its Subsidiaries (i) have complied and are in compliance in all material respects with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance in all material respects with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has not received any written notice, report or other information regarding any actual or alleged violation of Environmental Laws, or any liabilities or potential liabilities, including any investigatory, remedial or corrective obligations, relating to any of them or its facilities. To its knowledge, the Company has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including any hazardous substance, or owned or operated any property or facility in a manner that has given rise or would give rise to any liabilities pursuant to any Environmental Laws. With the exception of an above-ground diesel fuel storage tank located at the main facility of the Company’s Hong Kong subsidiary used for its generator and heating system for its reactors, to the Company’s knowledge, no aboveground or underground storage tanks are currently or have been located at any real property now or previously owned, leased or otherwise used by the Company, and to the Company’s knowledge, no real property owned, leased or otherwise used by the Company has been at any time as a gasoline service station or any other facility for storing, pumping, dispensing, or producing gasoline or other petroleum products or waste. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(ee)  Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(ff)   Tax Status. The Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(gg)  Employee Benefits. The Company’s SEC Reports contain a true and correct copy of each equity compensation plan of the Company. The Company maintains standard and customary severance or termination pay, medical, life or other insurance, a 401(k) pension plan, sponsored, maintained, or contributed to or required to be contributed to by the Company or by an trade or business, whether or not incorporated (an “ERISA Affiliate”), that together with the Company would be deemed a “single employer” within the meaning of Section 4001(b)(1) of the ERISA, for the benefit of any employee or former employee of the Company (the “Benefit Plans”). Each of the Benefit Plans has been and is operated and administered in accordance with its terms and in material compliance with applicable requirements of the Code, ERISA, and other applicable legal requirements and may, in accordance with its terms, be amended or terminated at any time. Neither the Company nor any ERISA Affiliate contributes, is obligated to contribute, or has ever been obligated to contribute to a Multiemployer Plans, as such term is defined in ERISA. No Benefit Plan is (i) a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or (ii) subject to the minimum funding requirements of Section 412 of the Code or Part 3 of Title I of ERISA. Other than claims in the ordinary course for benefits with respect to the Benefit Plans, there are no pending, anticipate, or to the Company’s knowledge, threatened claims by or on behalf of any employee or beneficiary covered under any Benefit Plan with respect to such Benefit Plan and there are no proceedings by a governmental entity, pending or, to the Company’s knowledge, threatened with respect to any Benefit Plan, or to the Company’s knowledge, any circumstances which might give rise to any liability of the Company under any such proceeding.

3.2  Representations and Warranties of ABRD. ABRD hereby represents and warrants to the Company as follows:

(a)  Organization; Authority. ABRD is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership or other power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by ABRD of the Purchased Securities hereunder has been duly authorized by all necessary action on the part of ABRD. This Agreement and the Transaction Documents to which ABRD is a party have been duly executed and delivered by ABRD and constitutes the valid and binding obligation of ABRD, enforceable against it in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.

(b)  No Public Sale or Distribution. ABRD is (i) acquiring the Common Shares and the Extraordinary Circumstance Warrant, if any, and (ii) upon exercise of the Extraordinary Circumstance Warrant, if any, will acquire the Extraordinary Circumstance Warrant Shares issuable upon exercise thereof, in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and ABRD does not have a present arrangement to effect any distribution of the Purchased Securities to or through any Person or entity.

(c)  Investor Status. At the time ABRD was offered the Purchased Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. ABRD is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of the NASD, Inc. or an entity engaged in the business of being a broker dealer. Except as otherwise disclosed in writing to the Company on Exhibit B-2 (attached hereto) on or prior to the date of this Agreement, ABRD is not affiliated with any broker dealer registered under Section 15(a) of the Exchange Act, or a member of the NASD, Inc. or an entity engaged in the business of being a broker dealer.

(d)  Experience of ABRD. ABRD, either alone or together with its representatives has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Securities, and has so evaluated the merits and risks of such investment. ABRD understands that it must bear the economic risk of this investment in the Purchased Securities indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

(e)  Access to Information. ABRD acknowledges that it has reviewed the Disclosure Materials and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Purchased Securities and the merits and risks of investing in the Purchased Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment, subject to the terms of a confidentiality agreement heretofore entered into by the Company and ABRD (the “Confidentiality Agreement”); and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of ABRD or its representatives or counsel shall modify, amend or affect ABRD’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents. ABRD acknowledges that it has been afforded full and complete access to copies of the SEC Reports.

(f)  No Governmental Review. ABRD understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Purchased Securities or the fairness or suitability of the investment in the Purchased Securities nor have such authorities passed upon or endorsed the merits of the offering of the Purchased Securities.

(g)  No Conflicts. The execution, delivery and performance by ABRD of this Agreement and the other Transaction Documents to which ABRD is a party and the consummation by ABRD of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of ABRD or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which ABRD is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to ABRD, except in the case of clauses (ii) and (iii) above, for such that are not material and do not otherwise affect the ability of ABRD to consummate the transactions contemplated hereby or perform its obligations under the R&D Agreement.

(h)  Illegal Transactions. Neither ABRD, directly or indirectly, nor any Person acting on behalf of or pursuant to any understanding with ABRD, has engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales involving any of the Company’s securities) since the time that ABRD was first contacted by the Company regarding an investment in the Company. ABRD covenants that, except as permitted by the provisions of Section 4.7 hereof, neither it nor any Person acting on its behalf or pursuant to any understanding with ABRD will engage, directly or indirectly, in any transactions in the securities of the Company (including Short Sales). “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.

(i) Restricted Securities. ABRD understands that the Purchased Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

(j) Legends. It is understood that certificates evidencing such Purchased Securities shall bear the legend set forth in Section 4.1(b)

(k) No Legal, Tax or Investment Advice.

ABRD understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to ABRD in connection with the purchase of the Purchased Securities constitutes legal, tax or investment advice. ABRD has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in con-nection with its purchase of the Purchased Securities. ABRD understands that the Advisor has acted solely as the agent of the Company in this placement of the Purchased Securities, and that the Advisor makes no representation or warranty with regard to the merits of this transaction or as to the accuracy of any information ABRD may have received in connection therewith. ABRD acknowledges that it has not relied on any information or advice furnished by or on behalf of the Advisor.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

4.1  Transfer Restrictions.

(a)  ABRD covenants that the Purchased Securities will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Purchased Securities other than pursuant to an effective registration statement or to the Company, or pursuant to Rule 144, the Company may require the transferor to provide to the Company an opinion of counsel reasonably satisfactory to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any such legal opinion, except to the extent that the transfer agent requests such legal opinion, any transfer of Purchased Securities by ABRD to an Affiliate of ABRD, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act and provided that such Affiliate does not request any removal of any existing legends on any certificate evidencing the Purchased Securities.

(b)  ABRD, on behalf of itself and any transferee contemplated by the provisions of subsection (a), above, agrees to the imprinting of the following legend on any certificate evidencing any of the Purchased Securities:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES ARE SUBJECT TO CONTRACTUAL RESTRICTIONS ON ALIENATION THAT PRECLUDE ALL OR ANY PORTION OF THEM FROM BEING OFFERED, SOLD, HYPOTHECATED OR OTHERWISE TRANSFERRED UNTIL OCTOBER 26, 2007.

4.2  Furnishing of Information. Until the date that ABRD may sell all of the Purchased Securities under Rule 144(k) of the Securities Act (or any successor provision), the Company covenants to use its Best Efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

4.3  Integration. The Company shall not, and shall use its Best Efforts to ensure that no Affiliate thereof shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Purchased Securities in a manner that would require the registration under the Securities Act of the sale of the Purchased Securities to ABRD or that would be integrated with the offer or sale of the Purchased Securities for purposes of the rules and regulations of any Trading Market.

4.4  Reservation of Securities. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations to issue such Common Shares under the Transaction Documents. In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations to issue such Shares under the Transaction Documents, the Company shall promptly take such actions as may be required to increase the number of authorized shares.

4.5  Securities Laws Disclosure; Publicity. The Company shall, on or before 8:30 a.m., New York time, on the first Trading Day following execution of this Agreement, issue a press release reasonably acceptable to ABRD disclosing all material terms of the transactions contemplated hereby. Within four (4) Business Days following the Agreement Date, the Company shall file a Current Report on Form 8-K with the SEC (the “8-K Filing”) describing the terms of the transactions contemplated by the Transaction Documents, provided that the Company shall, at its election, make a confidential treatment request to the SEC in connection with the R&D Agreement, and in any event timely file copies of the Agreement (including as exhibits) as required by applicable SEC rules and regulations.

4.6  Use of Proceeds. The Company shall use the net proceeds from the sale of the Purchased Securities to fund its wholly-owned subsidiary, Dyadic International (USA), Inc. (“Dyadic-Florida”) with funds adequate to enable Dyadic-Florida to perform foundational and applications research in the cellulosic ethanol field (the “Field of Research”), and references in this Section 4.6 to the Company shall mean and include Dyadic-Florida, as one and the same corporation with the Company’s express agreement that it jointly and severally unconditionally guarantees to ABRD Dyadic-Florida’s punctual payment and performance of its obligations to ABRD under the R&D Agreement. The Company hereby covenants to ABRD that during the R&D Spend Measurement Period (as such term is defined in the R&D Agreement), whether related to the Company’s performance of its obligations under the R&D Agreement, or its performance of foundational research (but not applications research) for its own account or for the benefit of itself and any other Person, the Company will spend not less than $10,000,000 on the conduct of research, development and related activities associated therewith in the Field of Research (collectively, “Applicable R&D Spend”), including but not limited to, by way of illustration, and not in limitation: (i) the employment of scientific and non-scientific personnel to perform such activities; (ii) the engagement of consultants and other independent contractors to perform such activities for the Company’s benefit in whole or in part; (iii) the in-licensing of relevant technologies; and (iv) the purchase or lease of necessary equipment, materials and supplies for use in connection therewith, provided that in calculating the amount of the Company’s Applicable R&D Spend, each full-time equivalent scientist employed by the Company in the conduct of research, development and related activities associated therewith in the Field of Research, the Company shall be deemed to have incurred $250,000 of Applicable R&D Spend for each year during the R&D Spend Measurement Period such scientist is so employed, pro-rated for any partial year. The Company’s obligations to make Applicable R&D Spend hereunder shall permanently terminate and this Section 4.6 shall be null and void and of no force and effect upon the earlier of (x) the Program Completion Date (as such term is defined in the R&D Agreement) and (y) the date on which the R&D Agreement is terminated by the Company in accordance with the terms and conditions of Sections 9.2 or 9.3 of the R&D Agreement. For the avoidance of doubt, the termination of the Company’s obligations hereunder to make Applicable R&D Spend shall be in addition to, and in no way in abrogation of, any other rights and remedies available to the Company under the R&D Agreement.

(a) Within one hundred twenty (120) days following the close of each calendar year beginning or ending within the R&D Spend Measurement Period, the Company’s Chief Financial Officer shall furnish ABRD with a written report (the “Annual R&D Spend Certificate”) certifying the amount of the Applicable R&D Spend made by the Company in the year then ended and the cumulative amount of the Applicable R&D Spend made by the Company since the Closing Date; provided that representatives of ABRD, upon reasonable advance notice and at ABRD’s expense, shall have the right to have an independent accounting firm review the books and records of the Company upon the condition that such independent accounting firm execute and deliver to the Company a confidentiality agreement in form and substance reasonably acceptable to the Company’s legal counsel, to verify the accuracy of the calculations set forth in the CFO’s Annual R&D Spend Certificate, further provided that if such examination shall disclose a more than 5% negative variance between the amount of the Applicable R&D Spend for the applicable year, the Company shall pay all of the expenses of such independent accounting firm.

(b) The Company hereby covenants and agrees that if the Company breaches its covenant to ABRD to achieve an aggregate cumulative Applicable R&D Spend of not less than $10,000,000.00 on or before the close of the R&D Spend Measurement Period (the amount by which $10,000,000 exceeds the actual deemed Applicable R&D Spend made by the Company within that period of time being hereinafter referred to as the “Spending Deficit”), then in that event, and in no way in abrogation of the rights of ABRD under the R&D Agreement and without regard to the consequences to the Company fixed by the applicable provisions of the R&D Agreement, the Company shall, at ABRD’s election, within ten (10) days following the date of the determination that the Company had a Spending Deficit, either (i) remit to ABRD a cash amount equal to the “Adjusted Spending Deficit Amount” (as that term is hereinafter defined) or (ii) issue to ABRD a number of Common Shares equal to the quotient obtained by dividing (x) the Adjusted Spending Deficit Amount by (y) the greater of (A) the per Common Share price paid by ABRD for the Purchased Shares or (B) the Closing Bid Price on the last Trading Day in the R&D Spend Measurement Period. As used herein, the term “Adjusted Spending Deficit Amount” means: (A) if ABRD has made not disposition of any of the Purchased Shares, the Spending Deficit; and (B) if ABRD has made a disposition of any of the Purchased Shares (and Extraordinary Circumstance Warrant Shares, if any), an amount (but less than zero) equal to (x) the Spending Deficit minus (y) the net profit derived by ABRD from all dispositions of Purchased Shares (and Extraordinary Circumstance Warrant Shares, if any) prior to the date of the expiration of the R&D Spend Measurement Period. For the avoidance of doubt, in addition to the foregoing remedy, ABRD also shall be granted a license under Section 10.5 of the R&D Agreement.

4.7  Certain Agreements of ABRD. ABRD hereby agrees as follows:

(a) ABRD agrees that it shall maintain exclusive beneficial ownership (as determined in accordance with Rule 13d-3 of the Exchange Act) of, as well as an exclusive pecuniary interest in, the Purchased Securities for the one (1) year period following the Closing Date (the “Lock-Up Period”).

(b) Without the prior written consent of the Company, for a period of two (2) years following the Closing Date, neither ABRD nor any of ABRD’s agents, nor any other Person acting on ABRD’s behalf or any of their behalf or in concert with ABRD or any of them (the “ABRD Group”), shall directly or indirectly other than as expressly contemplated by this Agreement, acquire, offer or propose to acquire or cause to be acquired by purchase or otherwise, any voting Securities of the Company or any direct or indirect rights to acquire any voting Securities of the Company or of any successor to or Person in control of the Company, with or without the payment of money, that would cause the ABRD Group or any member thereof to beneficially own, or have a pecuniary interest in, more than fifteen percent (15%) of the Common Stock (or the voting Securities of any successor to or Person in control of the Company).

ARTICLE V
CONDITIONS

5.1  Conditions Precedent to the Obligations of ABRD. The obligation of ABRD to acquire the Purchased Securities at the Closing is subject to the satisfaction or waiver by ABRD, at or before the Closing, of each of the following conditions:

(a)  Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date; and

(b)  Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c) Deliveries. The Company shall have delivered or caused to be delivered to ABRD the Closing deliveries specified in Section 2.5(a).

5.2  Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell the Purchased Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)  Representations and Warranties. The representations and warranties of ABRD contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date; and

(b)  Performance. ABRD shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by ABRD at or prior to the Closing.

(c) Deliveries. ABRD shall have delivered or caused to be delivered to the Company the Closing deliveries specified in Section 2.4(b).

ARTICLE VI

REGISTRATION RIGHTS

6.1  Registration Statement.

(a)  As promptly as possible, and in any event on or prior to the Filing Date, the Company shall prepare and file with the SEC a Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the Exchange Act) and shall contain (except if otherwise directed by ABRD or requested by the SEC) the “Plan of Distribution” in substantially the form attached hereto as Exhibit D.

(b)  The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as possible after the filing thereof, but in any event prior to the Required Effectiveness Date, and shall use its Best Efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of the date that all Common Shares and Extraordinary Circumstance Warrant Shares, if any, covered by such Registration Statement have been sold or can be sold publicly under Rule 144(k) (the “Effectiveness Period”); provided that, upon notification by the SEC that a Registration Statement will not be reviewed or is no longer subject to further review and comments, the Company shall request acceleration of such Registration Statement within five (5) Trading Days after receipt of such notice and request that it become effective on 4:00 p.m. New York City time on the Effective Date.

(c)  The Company shall notify ABRD in writing promptly (and in any event within two Trading Days) after receiving notification from the SEC that the Registration Statement has been declared effective.

(d)  Should an Event (as defined below) occur following the expiration of the Lock-Up Period, then upon the occurrence of such Event, and on every monthly anniversary thereof until the applicable Event is cured, or until such time as the Common Shares shall have been disposed of by ABRD or are saleable under Rule 144(k), whichever occurs earlier (each a “Cure Date”), the Company shall pay to ABRD an amount in cash, as liquidated damages and not as a penalty, equal to one percent (1.0%) of (i) the number of Common Shares held by ABRD as of the date of such Event, multiplied by (ii) the purchase price paid by ABRD for such Common Shares then held; provided, however, that the total amount of payments pursuant to this Section 6.1(d) shall not exceed ten percent (10%) of the aggregate purchase price. The payments to which ABRD shall be entitled pursuant to this Section 6.1(d) are referred to herein as “Event Payments.” Any Event Payments payable pursuant to the terms hereof shall apply on a pro rated basis for any portion of a month prior to the applicable Cure Date. In the event the Company fails to make Event Payments in a timely manner, such Event Payments shall bear interest at the rate of one percent (1.0%) per month (prorated for partial months) until paid in full. All pro rated calculations made pursuant to this paragraph shall be based upon the actual number of days in such pro rated month.

For such purposes, each of the following shall constitute an “Event”:

(i)  the Registration Statement is not filed on or prior to the Filing Date or is not declared effective on or prior to the Required Effectiveness Date (in each instance other than due to the fault of ABRD);

(ii)  except as provided for in Section 6.1(e) (the “Excluded Events”), after the expiration of the Lock-Up Period, ABRD is not permitted to sell Registrable Securities under the Registration Statement (or a subsequent Registration Statement filed in replacement thereof) for any reason (other than the fault of ABRD) for five (5) or more consecutive Trading Days in any ninety (90) Trading Day period;

(iii)  except as a result of the Excluded Events, the Common Stock is not listed or quoted, or is suspended from trading, on an Eligible Market for a period of ten (10) consecutive Trading Days during the Effectiveness Period following the expiration of the Lock-Up Period; or

(iv)  during the Effectiveness Period following the expiration of the Lock-Up Period, except as a result of the Excluded Events, the Company fails to have any Shares listed on an Eligible Market.

(e)  Notwithstanding anything in this Agreement to the contrary, after 60 consecutive Trading Days of continuous effectiveness of the initial Registration Statement filed and declared effective pursuant to this Agreement, the Company may, by written notice to ABRD, suspend sales under a Registration Statement after the Effective Date thereof and/or require that ABRD immediately cease the sale of shares of Common Stock pursuant thereto and/or defer the filing of any subsequent Registration Statement if the Company is engaged in a material merger, acquisition or sale and the Board of Directors determines in good faith, by appropriate resolutions, that, as a result of such activity, (A) it would be materially detrimental to the Company to maintain a Registration Statement at such time or (B) it is in the best interests of the Company to suspend sales under such registration at such time. Upon receipt of such notice, ABRD shall immediately discontinue any sales of Registrable Securities pursuant to such registration until ABRD is advised in writing by the Company that the current Prospectus or amended Prospectus, as applicable, may be used. In no event, however, shall this right be exercised to suspend sales beyond the period during which (in the good faith determination of the Company’s Board of Directors) the failure to require such suspension would be materially detrimental to the Company. The Company’s rights under this Section 6(e) may be exercised for a period of no more than 20 Trading Days at a time and not more than two times in any twelve-month period, without such suspension being considered as part of an Event Payment determination. Immediately after the end of any suspension period under this Section 6(e), the Company shall take all necessary actions (including filing any required supplemental prospectus) to restore the effectiveness of the applicable Registration Statement and the ability of ABRD to publicly resell their Registrable Securities pursuant to such effective Registration Statement.

6.2  Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

(a)  Not less than three Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, furnish via email to ABRD copies of all such documents proposed to be filed, which documents (other than any document that is incorporated or deemed to be incorporated by reference therein) will be subject to the review of ABRD. The Company shall reflect in each such document when so filed with the SEC such comments regarding ABRD and the plan of distribution as ABRD may reasonably and promptly propose no later than two Trading Days after ABRD have been so furnished with copies of such documents as aforesaid.

(b)   (i) Subject to Section 6.1(e), prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective, as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible, and in any event within 12 Trading Days (except to the extent that the Company reasonably requires additional time to respond to accounting comments), to any comments received from the SEC with respect to the Registration Statement or any amendment thereto; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by ABRD thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

(c)  Notify ABRD as promptly as reasonably possible, and (if requested by ABRD confirm such notice in writing no later than two Trading Days thereafter, of any of the following events: (i) the SEC notifies the Company whether there will be a “review” of any Registration Statement; (ii) the SEC comments in writing on any Registration Statement; (iii) any Registration Statement or any post-effective amendment is declared effective; (iv) the SEC or any other Federal or state governmental authority requests any amendment or supplement to any Registration Statement or Prospectus or requests additional information related thereto; (v) the SEC issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (vi) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (vii) the financial statements included in any Registration Statement become ineligible for inclusion therein or any Registration Statement or Prospectus or other document contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)  Use its Best Efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as possible.

(e)  If requested by ABRD, provide ABRD, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, and all exhibits to the extent so requested (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.

(f)  Promptly deliver to ABRD, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as ABRD may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by ABRD in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto to the extent permitted by federal and state securities laws and regulations and in accordance with the terms and conditions of this Agreement.

(g)  (i) In the time and manner required by each Trading Market, prepare and file with such Trading Market an additional shares listing application covering all of the Registrable Securities; (ii) take all steps necessary to cause such Common Shares to be approved for listing on each Trading Market as soon as possible thereafter; (iii) provide to ABRD evidence of such listing; and (iv) except as a result of the Excluded Events, during the Effectiveness Period following the expiration of the Lock-Up Period, maintain the listing of such Common Shares on each such Trading Market or another Eligible Market.

(h)  Prior to any public offering of Registrable Securities, use its Best Efforts to register or qualify or cooperate with ABRD in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as ABRD requests in writing, to keep each such registration or qualification (or exemption therefrom) effective for so long as required, but not to exceed the duration of the Effectiveness Period following the expiration of the Lock-Up Period, and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(i)  Cooperate with ABRD to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement and under law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as ABRD may reasonably request.

(j)  Upon the occurrence of any event described in Section 6.2(c)(vii), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k)  Cooperate with any reasonable due diligence investigation undertaken by ABRD in connection with the sale of Registrable Securities, including, without limitation, by making available documents and information; provided that the Company will not deliver or make available to ABRD material, nonpublic information unless ABRD requests in advance in writing to receive material, nonpublic information and agrees to keep such information confidential.

(l)  Comply with all rules and regulations of the SEC applicable to the registration of the Purchased Securities.

(m)  It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of any particular Investor or to make any Event Payments set forth in Section 6.1(c) to ABRD that ABRD furnish to the Company the information specified in Exhibits B-1, B-2 and B-3 hereto and such other information regarding itself, the Registrable Securities and other shares of Common Stock held by it and the intended method of disposition of the Registrable Securities held by it (if different from the Plan of Distribution set forth on Exhibit D hereto) as shall be reasonably required to effect the registration of such Registrable Securities and shall complete and execute such documents in connection with such registration as the Company may reasonably request.

(n)  The Company shall comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform ABRD in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, ABRD is required to make available a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

6.3  Registration Expenses. The Company shall pay all fees and expenses incident to the performance of or compliance with Article VI of this Agreement by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the SEC, any Trading Market and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company, (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, and (f) all listing fees to be paid by the Company to the Trading Market.

6.4  Indemnification

(a)  Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless ABRD, its officers, directors, agents and employees of each of them, each Person who controls ABRD (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (iii) any cause of action, suit or claim brought or made against such Indemnified Party (as defined in Section 6.4(c) below) by a third party (including for these purposes a derivative action brought on behalf of the Company), arising out of or resulting from (x) execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (y) the status of Indemnified Party as holder of the Purchased Securities or (iv) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of Company prospectus or in any amendment or supplement thereto or in any Company preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding ABRD furnished in writing to the Company by or on behalf of ABRD for use therein, or to the extent that such information relates to ABRD or ABRD's proposed method of distribution of Registrable Securities and was reviewed and expressly approved by ABRD expressly for use in the Registration Statement, or (B) with respect to any prospectus, if the untrue statement or omission of material fact contained in such prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company to ABRD, and ABRD seeking indemnity hereunder was advised in writing not to use the incorrect prospectus prior to the use giving rise to Losses. The preceding to the contrary notwithstanding: (I) the maximum liability to the Company under clauses (i) through (iii) of this Section 6.4(a) shall in no event exceed $10,000,000.00; and (II) other than the obligations of the Company to ABRD the performance of which is to be made or continue to be made by the Company on or after the first anniversary of the Agreement Date, all of the other obligations of the Company under clauses (i) through (iii) of this Section 6.4(a) shall terminate and be without further force and effect on the first anniversary of the Closing Date. ABRD acknowledges and agrees the Company’s payment of liquidated damages under Section 6.1(d) hereof shall automatically preclude ABRD from seeking indemnity under this Section 6.4(a) and automatically relieve the Company of any related indemnification obligations hereunder.

(b)  Indemnification by ABRD. ABRD shall indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses arising out of or relating to (i) any misrepresentation or breach of any representation or warranty made by ABRD in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation of ABRD contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (iii) primarily out of any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished by or on behalf of ABRD in writing to the Company specifically for inclusion in such Registration Statement or such Prospectus or to the extent that such untrue statements or omissions are based solely upon information regarding ABRD furnished to the Company by or on behalf of ABRD in writing expressly for use therein, or to the extent that such information relates to ABRD or ABRD’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved by ABRD expressly for use in the Registration Statement (it being understood that the information provided by or on behalf of ABRD to the Company in Exhibits B-1, B-2 and B-3 and the Plan of Distribution set forth on Exhibit D, as the same may be modified by ABRD and other information provided by ABRD to the Company in or pursuant to the Transaction Documents constitutes information reviewed and expressly approved by ABRD in writing expressly for use in the Registration Statement), such Prospectus or such form of Prospectus or in any amendment or supplement thereto. In no event shall the liability of ABRD hereunder be greater in amount than the dollar amount of the net proceeds received by ABRD upon the sale of the Registrable Securities giving rise to such indemnification obligation. The preceding to the contrary notwithstanding: (I) the maximum liability to ABRD under clauses (i) and (ii) of this Section 6.4(b) shall in no event exceed $10,000,000.00; and (II) other than the obligations of ABRD to the Company the performance of which is to be made or continue to be made by ABRD on or after the first anniversary of the Agreement Date, all of the other obligations of the Company under the obligations of ABRD under clauses (i) and (ii) of this Section 6.4(b) shall terminate and be without further force and effect on the first anniversary of the Closing Date. In all cases, the Company hereby agrees that ABRD shall not be liable for any special, indirect, incidental, punitive or consequential damages, including lost profits arising from or related to this Agreement or any of the Transaction Documents.

(c)  Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted by any third party against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of separate counsel shall be at the expense of the Indemnifying Party). It being understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding (including separate Proceedings that have been or will be consolidated before a single judge) be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be appointed by a majority of the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are or could have been the subject matter of such Proceeding.

All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within 20 Trading Days of written notice thereof to the Indemnifying Party (provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d)  Contribution. If a claim for indemnification under Section 6.4(a) or  (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by or on behalf of, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a Party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6.4(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such Party in connection with any Proceeding to the extent such Party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such Party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6.4(d), ABRD shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by ABRD from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that ABRD has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Except as expressly provided in the last sentence of Section 6.4(a), the indemnity and contribution agreements contained in this Section  are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6.5  Dispositions. ABRD agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement and shall sell its Registrable Securities in accordance with the Plan of Distribution set forth in the Prospectus. ABRD further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 6.2(c)(v), (vi) or (vii), ABRD will discontinue disposition of such Registrable Securities under the Registration Statement until ABRD is advised in writing by the Company that the use of the Prospectus, or amended Prospectus, as applicable, may be used. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

6.6  Piggyback on Registrations. The Company may include Securities of the Company for its own account or the accounts of others in the Registration Statement other than the Registrable Securities.

        6.7  Piggy-Back Registrations. If at any time during the Effectiveness Period after the Lock-Up Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to Securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to ABRD, if it is not then eligible to sell all of its Registrable Securities under Rule 144 in a three-month period, written notice of such determination and if, within ten days after receipt of such notice, ABRD shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities ABRD requests to be registered.  Notwithstanding the foregoing, in the event that, in connection with any underwritten public offering, the managing underwriter(s) thereof shall impose a limitation on the number of Common Shares which may be included in the Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which ABRD has requested inclusion hereunder as the underwriter shall permit; provided, however, that (i) the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not contractually entitled to inclusion of such securities in such Registration Statement or are not contractually entitled to pro rata inclusion with the Registrable Securities and (ii) after giving effect to the immediately preceding proviso, any such exclusion of Registrable Securities shall be made pro rata among ABRD and the holders of other Securities having the contractual right to inclusion of their Securities in such Registration Statement by reason of demand registration rights, in proportion to the number of Registrable Securities or other Securities, as applicable, sought to be included by each ABRD or other holder(s). If an offering in connection with which ABRD is entitled to registration under this Section 6.7 is an underwritten offering, then ABRD shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other Common Shares included in such underwritten offering and shall enter into an underwriting agreement in a form and substance reasonably satisfactory to the Company and the underwriter or underwriters. Upon the effectiveness of the registration statement for which piggy-back registration has been provided in this Section 6.7, any Event Payments payable to ABRD shall terminate.

ARTICLE VII

MISCELLANEOUS

7.1  Termination. This Agreement may be terminated by the Company or ABRD, by written notice to the other parties, if the Closing has not been consummated by the tenth (10th) Business Day following the date of this Agreement; provided that no such termination will affect the right of any Party to sue for any breach by the other Party (or Parties).

7.2  Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each Party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such Party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of their applicable Securities.

7.3  Entire Agreement. The Transaction Documents and the Confidentiality Agreement, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, each Party will execute and deliver to the other Party such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

7.4  Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section  prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the Party to whom such notice is required to be given. The addresses, facsimile numbers and email addresses for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person.

7.5  Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of ABRD or, in the case of a waiver, by the Party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either Party to exercise any right hereunder in any manner impair the exercise of any such right.

7.6  Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any Party.

7.7  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. Neither Party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. In connection with a permitted transfer of the Purchased Securities, ABRD may assign its rights under Article VII of this Agreement to any Person to whom ABRD assigns or transfers any Purchased Securities, provided (i) such transferor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of (x) the name and address of such transferee or assignee and (y) the Registrable Securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (iv) such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to ABRD and (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement and with all laws applicable thereto.

7.8  No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnified Party is an intended third party beneficiary of Section 6.4 and (in each case) may enforce the provisions of such Sections directly against the parties with obligations thereunder.

7.9  Governing Law; Venue; Waiver of Jury Trial. THE CORPORATE LAWS OF THE STATE OF DELAWARE SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND INVESTORS HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ABRD HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ABRD, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND INVESTORS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

7.10  Survival. The representations and warranties, agreements and covenants contained herein shall survive the Closing.

7.11  Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

7.12  Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.13  Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever ABRD exercises a right, election, demand or option owed to ABRD by the Company under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then, prior to the performance by the Company of the Company's related obligation, ABRD may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

7.14  Replacement of Securities. If any certificate or instrument evidencing any Purchased Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company for any losses in connection therewith. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Purchased Securities.

7.15  Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of ABRD and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation (other than in connection with any action for temporary restraining order) the defense that a remedy at law would be adequate.

7.16  Payment Set Aside. To the extent that the Company makes a payment or payments to ABRD hereunder or ABRD enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

7.17  Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

DYADIC INTERNATIONAL, INC.

By: /s/ Mark A. Emalfarb
Name: Mark A. Emalfarb
Title: Chief Executive Officer

Address for Notice:

140 Intracoastal Pointe Drive, Suite 404, Jupiter, Florida 33477
Facsimile No.: 561-743-8333
Telephone No.: 561-743-8513
Attn: Chief Executive Officer

With a copy to:       Greenberg Traurig, LLP
           77 West Wacker Drive, Suite 2500
           Chicago, Illinois 60601

Facsimile: 312-899-0431
Telephone: 312-476-5015
Attn: Robert I. Schwimmer, Esq.

ABENGOA BIOENERGY R&D, INC.

By: /s/ Christopher G. Stanclee
Name: Christopher G. Stanclee
Title: Vice President

Address for Notice:

1400 Elbridge Payne
Suite 212
Chesterfiled, MO 63017
Attention: Gerson Santos

Telephone: (636) 728-0508
Fax:  (636) 728-1148
Attn: Chief Executive Officer

With a copy to:                    Squire, Sanders & Dempsey L.L.P
                                                127 Public Square, Suite 4900
                                                Cleveland, Ohio 44114
                                                Telephone: 216-479-8552
Facsimile: 216-479-8780
Attn: Laura D. Nemeth

Exhibits:

A Form of Extraordinary Circumstance Warrant
B Registration Statement Questionnaire for ABRD
C Opinion of Company Corporate Counsel
D Plan of Distribution

Exhibit A

FORM OF EXTRAORDINARY CIRCUMSTANCE WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES OR (ii) THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IS IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF ARE SUBJECT TO CONTRACTUAL RESTRICTIONS ON ALIENATION THAT PRECLUDE ALL OR ANY PORTION OF THEM FROM BEING OFFERED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNTIL THE FIRST BUSINESS DAY FOLLOWING EXPIRATION OF THE LOCK-UP PERIOD (AS DEFINED IN SECTION 2 BELOW).

THIS WARRANT IS ISSUED PURSUANT TO THAT CERTAIN SECURITIES PURCHASE AGREEMENT (THE “PURCHASE AGREEMENT”) BETWEEN THE INITIAL HOLDER OF THIS WARRANT (THE “INVESTOR”) AND DYADIC INTERNATIONAL, INC., A DELAWARE CORPORATION (THE “COMPANY”).

Dated: [Insert date, 2007]

DYADIC INTERNATIONAL, INC.

WARRANT (“WARRANT”) TO PURCHASE SHARES

OF

COMMON STOCK, $0.001 PAR VALUE PER SHARE

[INSERT NUMBER] SHARES

1.  Number of Shares Subject to Warrant.

This is to certify that, FOR VALUE RECEIVED, Abengoa Bioenergy R&D, Inc. (the “Investor”), is entitled to purchase from Dyadic International, Inc., a Delaware corporation (the “Company”), at any time before the termination of this Warrant pursuant to Section 3 hereof, at an exercise price equal to $______ per share (the exercise price in effect from time to time hereafter being called the “Warrant Price”), up to [__________] shares (“Warrant Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), upon such Investor’s exercise of this Warrant pursuant to Section 7 hereof. The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein.

2.  Definitions.

As used in this Warrant, the following terms shall have definitions ascribed to them below:

(a)  “Business Day” shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York or Madrid, Spain are authorized or required by law or other government actions to close between the hours of 9:30 a.m. and 5:00 p.m. local time.

(b)  “Holder” shall mean the Investor and any permitted transferees.

(c)  “Lock-Up Period” shall mean the period commencing on the date of issuance of this Warrant and expiring on October [__], 2007.

3.  Termination.

Unless terminated sooner under the terms of this Warrant, this Warrant shall terminate and no longer be exercisable at 5:00 p.m., Eastern Standard Time, on [enter date three years from the date of issuance].

4.  Fractional Shares.

No fractional shares shall be issuable upon exercise of this Warrant and the number of shares to be issued shall be rounded up to the nearest whole share.

5.  No Shareholder Rights.

This Warrant, by itself, as distinguished from any shares purchased hereunder, shall not entitle the Holder to any of the rights of a shareholder of the Company.

6.  Reservation of Stock.

The Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Warrant Shares upon the exercise or conversion of this Warrant. Issuance of this Warrant shall constitute full authority to the Company’s officers who are charged with the duty of executing stock certificates to execute, issue and deliver the necessary certificates for shares of Warrant Shares issuable upon the exercise or conversion of this Warrant.

7.  Exercise of Warrant.

This Warrant may be exercised at any time prior to its termination by the surrender of this Warrant, together with the Notice of Exercise and the Investment Representation Statement in the forms attached hereto as Attachments 1 and 2, respectively, duly completed and executed, at the principal office of the Company, specifying the portion of this Warrant to be exercised and accompanied by payment in full of the Warrant Price in cash or by check with respect to the shares of Warrant Shares being purchased. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Shares issuable upon exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Warrant Shares issuable upon such exercise. If the Warrant shall be exercised for less than the total number of shares of Warrant Shares then issuable upon exercise, promptly after surrender of the Warrant upon such exercise, the Company will execute and deliver a new Warrant, dated the date hereof, evidencing the right of the Holder to the balance of the Warrant Shares purchasable hereunder upon the same terms and conditions set forth herein.

8.  Adjustment of Exercise Price and Number of Shares.

The number of shares issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Warrant Price therefor are subject to adjustment upon the occurrence of the following events:

(a)  Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc. The Warrant Price and the number of shares issuable upon exercise of this Warrant shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, combination of shares, reclassification, recapitalization or other similar event altering the number of outstanding shares of the Company’s common stock.

(b)  Adjustment for Other Dividends and Distributions. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the shares payable in securities of the Company then, and in each such case, the Holder, on exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the Warrant Shares (or such other stock or securities) issuable on such exercise prior to such date, the securities of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

9.  Adjustment for Capital Reorganization, Consolidation, Merger or Sale.

If any capital reorganization of the capital stock of the Company, or any consolidation or merger of the Company with or into another corporation, or the sale of all or substantially all of the Company’s assets to another corporation shall be effected in such a way that holders of the Company’s capital stock will be entitled to receive stock, securities or assets with respect to or in exchange for the Company’s capital stock, then in each such case the Holder, upon the exercise of this Warrant, at any time after the consummation of such capital reorganization, consolidation, merger, or sale, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior to the consummation of such capital reorganization, consolidation, merger, or sale, all subject to further adjustment as provided in this Section 9; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

10.  Notice of Warrant.

On the happening of an event requiring an adjustment of the Warrant Price or the Warrant Shares purchasable hereunder, the Company shall forthwith give a written notice to the Holder stating the adjusted Warrant Price and the adjusted number and kind of securities or other property purchasable under this Warrant resulting from the event and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based. The Board of Directors of the Company, acting in good faith, shall determine the calculation.

11.  Transfer.

(a)  Transfer of Warrants. This Warrant, in whole or in part, may not be offered, sold, assigned, hypothecated or otherwise transferred until the first Business Day following the expiration of the Lock-Up Period. Thereafter, this Warrant, in whole or in part, may be transferred by the Holder, provided that the transferor provides, at the Company’s request, an opinion of counsel satisfactory to the Company that such transfer does not require registration under the Act and any other applicable federal or state securities laws.

(b)  Transfer of Warrant Shares; Registration Rights. The Warrant Shares are subject to the restrictions on transfer imposed thereon under the Purchase Agreement until expiration of the Lock-Up Period. The Holder is entitled to the benefits of the Purchase Agreement with respect to registration of the Warrant Shares under the Act.

12.  Amendments and Waivers.

This Warrant and any term hereof may only be amended, waived, discharged or terminated by a written instrument signed by the Company and the Investor.

13.  Miscellaneous.

This Warrant shall be governed by the laws of the State of Delaware, as such laws are applied to contracts to be entered into and performed entirely in Delaware by Delaware residents. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. All notices and other communications from the Company to the Holder of this Warrant shall be delivered, personally or mailed by first class mail, postage prepaid, to the address furnished to the Company in writing by the last Holder of this Warrant who shall have furnished an address to the Company in writing, and if mailed shall be deemed given three Business Days after deposit in the United States mail.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first written above.

DYADIC INTERNATIONAL, INC.

By:
Mark A. Emalfarb, President

Attachment 1

NOTICE OF EXERCISE

TO: DYADIC INTERNATIONAL, INC.

1. The undersigned hereby elects to purchase _________ Warrant Shares of Dyadic International, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

2. Please issue a certificate representing said shares of Warrant Shares in the name specified below:

________________________   ___________________________

Name      Name

________________________   ___________________________

Street Address     Street Address

________________________   ___________________________

State, City and Zip Code   State, City and Zip Code

HOLDER:

_______________________________

Signature of Holder of Warrant

_______________________________

Name of Holder of Warrant (print)

__________________________

Date

Attachment 2

INVESTMENT REPRESENTATION STATEMENT

Shares of Warrant Shares

(as defined in the attached Warrant) of

DYADIC INTERNATIONAL, INC.

In connection with the purchase of the above-listed securities, the undersigned hereby represents to Dyadic International, Inc. (the “Company”) as follows:

(a) The securities to be received upon the exercise of the Warrant (the “Warrant Shares” as defined in the attached Warrant) will be acquired for investment for the undersigned’s own account; not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the undersigned has no present intention of selling, granting participation in or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of the undersigned’s property shall at all times be within the undersigned’s control. By executing this Statement, the undersigned further represents that the undersigned does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any Warrant Shares issuable upon exercise of the Warrant.

(b) The undersigned understands that the Warrant Shares issuable upon exercise of the Warrant at the time of issuance may not be registered under the Act, and applicable state securities laws, on the ground that the issuance of such securities is exempt pursuant to Section 4(2) of the Act and state law exemptions relating to offers and sales not by means of a public offering, and that the Company’s reliance on such exemptions is predicated on the undersigned’s representations set forth herein.

(c) If the Warrant Shares are not subject to an effective registration statement and usable prospectus forming a part of such registration statement, the undersigned agrees that in no event will the undersigned make a disposition of any Warrant Shares acquired upon the exercise of the Warrant unless and until the undersigned shall have furnished the Company with an opinion of counsel satisfactory to the Company and Company’s counsel to the effect that (A) appropriate action necessary for compliance with the Act and any applicable state securities laws has been taken or an exemption from the registration requirements of the Act and such laws is available, and (B) the proposed transfer will not violate any of said laws.

(d) The undersigned acknowledges that an investment in the Company is highly speculative and represents that the undersigned is able to fend for himself, herself or itself in the transactions contemplated by this Statement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the undersigned’s investments, and has the ability to bear the economic risks (including the risk of a total loss) of the undersigned’s investment. The undersigned represents that the undersigned has had the opportunity to ask questions of the Company concerning the Company’s business and assets and to obtain any additional information which the undersigned considered necessary to verify the accuracy of or to amplify the Company’s disclosures, and has had all questions which have been asked, satisfactorily answered by the Company.

(e) The undersigned acknowledges that the Warrant Shares issuable upon exercise of the Warrant must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. The undersigned is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through a “broker’s transaction” or in transactions directly with a “market maker” (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

HOLDER:

_______________________________

Signature of Holder of Warrant

_______________________________

Name of Holder of Warrant (print)

__________________________

Date

Exhibit B

DYADIC INTERNATIONAL, INC.

REGISTRATION STATEMENT QUESTIONNAIRE

In connection with the Registration Statement, please provide us with the following information regarding ABRD.

1.  Please state your organization’s name exactly as it should appear in the Registration Statement:

______________________________________________________________________

Except as set forth below, your organization does not hold any equity securities of the  Company on behalf of another Person or entity.

State any exceptions here:

______________________________________________________________________

2. Address of your organization:

______________________________________________________

______________________________________________________

Telephone: __________________________

Fax: ________________________________

Contact Person: _______________________

3. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates? (Include any relationships involving you or your affiliates, officers, directors, or principal equity holders (5% or more) that has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.)

_______  Yes   _______  No

If yes, please indicate the nature of any such relationship below:

4. Are you the beneficial owner of any other securities of the Company? (Include any equity securities that you beneficially own or have a right to acquire within 60 days after the date hereof, and as to which you have sole voting power, shared voting power, sole investment power or shared investment power.)

_______  Yes   _______  No

If yes, please describe the nature and amount of such ownership as of a recent date.

5. Except as set forth below, you wish that all the shares of the Company’s common stock beneficially owned by you or that you have the right to acquire from the Company be offered for your account in the Registration Statement.

State any exceptions here:

6. Have you made or are you aware of any arrangements relating to the distribution of the shares of the Company pursuant to the Registration Statement?

_______  Yes   _______  No

If yes, please describe the nature and amount of such arrangements.

7.	NASD Matters

(a) State below whether (i) you or any associate or affiliate of yours are a member of the NASD, a controlling shareholder of an NASD member, a Person associated with a member, a direct or indirect affiliate of a member, or an underwriter or related Person with respect to the proposed offering; (ii) you or any associate or affiliate of yours owns any stock or other securities of any NASD member not purchased in the open market; or (iii) you or any associate or affiliate of yours has made any outstanding subordinated loans to any NASD member. If you are a general or limited partnership, a no answer asserts that no such relationship exists for you as well as for each of your general or limited partners.

Yes: __________	No: __________

If “yes,” please identify the NASD member and describe your relationship, including, in the case of a general or limited partner, the name of the partner:

If you answer “no” to Question 7(a), you need not respond to Question 7(b).

(b)  State below whether you or any associate or affiliate of yours has been an underwriter, or a controlling Person or member of any investment banking or brokerage firm which has been or might be an underwriter for securities of the Corporation or any affiliate thereof including, but not limited to, the common stock now being registered.
Yes: __________	No: __________

If “yes,” please identify the NASD member and describe your relationship, including, in the case of a general or limited partner, the name of the partner.

ACKNOWLEDGEMENT

The undersigned hereby agrees to notify the Company promptly of any changes in the foregoing information which should be made as a result of any developments, including the passage of time. The undersigned also agrees to provide the Company and the Company’s counsel any and all such further information regarding the undersigned promptly upon request in connection with the preparation, filing, amending, and supplementing of the Registration Statement (or any prospectus contained therein). The undersigned hereby consents to the use of all such information in the Registration Statement.

The undersigned understands and acknowledges that the Company will rely on the information set forth herein for purposes of the preparation and filing of the Registration Statement.

The undersigned understands that the undersigned may be subject to serious civil and criminal liabilities if the Registration Statement, when it becomes effective, either contains an untrue statement of a material fact or omits to state a material fact required to be stated in the Registration Statement or necessary to make the statements in the Registration Statement not misleading. The undersigned represents and warrants that all information it provides to the Company and its counsel is currently accurate and complete and will be accurate and complete at the time the Registration Statement becomes effective and at all times subsequent thereto, and agrees during the Effectiveness Period and any additional period in which the undersigned is making sales of Shares under and pursuant to the Registration Statement, and agrees during such periods to notify the Company immediately of any misstatement of a material fact in the Registration Statement, and of the omission of any material fact necessary to make the statements contained therein not misleading.

Dated: __________
______________________________
Name

______________________________
Signature

______________________________
Name and Title of Signatory

Exhibit C

OPINION OF COMPANY CORPORATE COUNSEL

October ___, 2006

Abengoa Bioenergy R&D, Inc.
1400 Elbridge Payne Road
Suite 212
Chesterfield, Missouri 63017

Re:	Dyadic International, Inc.

Ladies and Gentlemen:

We have acted as special legal counsel for Dyadic International, Inc., a Delaware corporation (the “Company”), in connection with its execution, delivery and performance of the Securities Purchase Agreement, dated as of October ___, 2006 (the "Agreement"), among the Company and Abengoa Bioenergy R&D, Inc., a Missouri corporation (“ABRD”), relating to the Company’s offer and sale, and ABRD’s purchase from the Company, of the Purchased Securities. All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Agreement. This letter is being furnished to you at the request of the Company pursuant to Section 2.5(a) of the Agreement.

A. Basis of Opinion.

As the basis for the opinions expressed in this opinion letter, we have examined, considered and relied upon the following:

1. The Agreement;

2. The R&D Agreement;

3. The form of No Qualified Transaction Warrant (and together with above items 1 and 2, the “Transaction Documents”);

4. The Amended and Restated Certificate of Incorporation certified by the Secretary of State of the State of Delaware on October ___, 2006(the “Certificate”), Amended and Restated Bylaws (and together with the Certificate, the “Organizational Documents”) , and corporate minute books of the Company;

5. The Amended and Restated Articles of Incorporation certified by the Secretary of State of the State of Florida on October ___, 2006 (the “Articles”), Bylaws (and together with the Articles, the “Dyadic Organizational Documents”) , and corporate minute books of Dyadic International (USA), Inc., a Florida corporation (“Dyadic”).

6. A certificate of good standing with respect to each of the Company and Dyadic issued by the Secretary of State of the State of Delaware and the Secretary of State of the State of Florida, respectively, as of a date not more than five days prior to the date hereof;

7. An officer’s certificate, dated the date hereof, of the Company delivered pursuant to Section 2.5(a) of the Agreement confirming that that (i) the representations and warranties of the Company contained in the Agreement are true and correct in all material respects as of the date when made and as of the date hereof as though made on and as of such date and (ii) the Company has performed or satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the date hereof;

8. A secretary's certificate, dated the date hereof, of the Company delivered pursuant to Section 2.5(a) of the Agreement which has attached to it and certifies the Organizational Documents and the authorizing resolutions of the Board of Directors of the Company; and

9. Such other documents and such matters of law as we have considered necessary or appropriate for the expression of the opinions contained herein.

For purposes of this opinion letter, the documents and information referred to in this Section A are collectively referred to as the "Documents."

B. Assumptions.

In rendering the opinions set forth in Section C below, we have assumed without investigation (i) the genuineness of all signatures (other than signatures of officers of the Company and Dyadic), (ii) the authenticity of all Documents submitted to us as originals, (iii) the conformity to authentic original documents of all Documents submitted to us as copies, (iv) the veracity of all Documents, (v) the power and capacity of each of the parties to the Transaction Documents (other than the Company and Dyadic) to enter into and perform their respective obligations thereunder; (vi) the due authorization, execution and delivery of the Transaction Documents by each of the parties thereto (other than the Company and Dyadic), and (vii) that the Transaction Documents constitute or, when so duly executed and delivered by the parties thereto, will constitute the valid and binding agreement of each party thereto (other than the Company and Dyadic).

With respect to our opinions expressed below relating to good standing of the Company and Dyadic, we have relied, without independent investigation, upon the certificates of good standing referenced in item 6 of Section A, and our opinions are rendered as of the date of such certificates. We express no opinion as to the tax good standing of the Company or Dyadic in any jurisdiction. With respect to our opinion expressed below in item 7 of Section C relating to the capitalization of the Company, we have relied, without independent investigation, upon the officer’s certificate of the Company referenced in item 7 of Section A and Schedule 3.1(f) to the Agreement, as certified by such officer’s certificate, and our opinion is rendered as of the date of such officer’s certificate. The preceding notwithstanding, our opinion expressed in the second sentence of said item 7 of Section C is not rendered upon reliance on the officer’s certificate of the Company referenced in item 7 of Section A or Schedule 3.1(f) to the Agreement, but is otherwise rendered based on and subject to the other comments, assumptions, exceptions, qualifications and limitations set forth in Sections B and D hereof.

As to questions of fact material to the opinions hereinafter expressed, we have relied upon the respective representations and warranties of each of the parties made in the Documents. We have made no examination or investigation to verify the accuracy or completeness of any financial, accounting, statistical, scientific or other factual information set forth in the Documents or otherwise furnished to ABRD or material to the opinions expressed herein, and we express no opinion with respect thereto.

C. Opinions.

Based solely upon our examination and consideration of the Documents, and in reliance thereon, and subject to the comments, assumptions, exceptions, qualifications and limitations set forth in Sections B and D hereof, we are of the opinion that:

1. Each of the Company and Dyadic is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with the requisite legal authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of the Organizational Documents. Dyadic is not in violation of any of the provisions of the Dyadic Organizational Documents. Each of the Company and Dyadic is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

2. Each of the Company and Dyadic has the requisite corporate authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents to which each of the Company and Dyadic is a party by each of them and the consummation by each of them of the transactions contemplated thereby have been duly authorized by all necessary action on the part of them and no further consent or action is required by either the Company or Dyadic, their respective Board of Directors or the Company’s stockholders (except for stockholder approval that may be required in connection with any of the issuance of the Adjustment Common Shares, the Adjustment Convertible Securities, the Adjustment Convertible Securities Shares, the Parity Warrant and the Parity Warrant Shares. Each of the Transaction Documents to which each of the Company and Dyadic is a party has been (or upon delivery will be) duly executed by each of them and is, or when delivered in accordance with the terms thereof, will constitute, the valid and binding obligation of each of the Company and Dyadic enforceable against each of them in accordance with its terms.

3. The execution, delivery and performance of the Transaction Documents to which each of the Company and Dyadic is a party by each of them and the consummation by the Company and Dyadic of the transactions contemplated thereby do not, and will not, (i) conflict with or violate any provision of the Company’s Organizational Documents or the Dyadic Organizational Documents, as applicable, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) listed as an Exhibit on the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right would not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or Dyadic is subject (including, assuming the accuracy of the representations and warranties of ABRD set forth in Section 3.2 of the Agreement, federal and state securities laws and regulations and, assuming in the case of the Adjustment Common Shares, the Adjustment Convertible Securities, the Adjustment Convertible Securities Shares, the Parity Warrant and the Parity Warrant Shares the receipt of all required stockholder and regulatory approval, the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company is bound or affected, except to the extent that such violation would not reasonably be expected to have a Material Adverse Effect.

4. The Closing Date Shares (including the No Qualified Transaction Warrant Shares issuable upon the exercise of the No Qualified Transaction Warrant, if any) are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens except for restrictions on transfer imposed by applicable federal and state securities laws and the provisions of Section 4.7 of the Agreement, and will not be subject to preemptive or similar rights of stockholders (other than those imposed by ABRD). The Adjustment Common Shares, the Adjustment Convertible Securities, the Adjustment Convertible Securities Shares issuable upon exercise of the Adjustment Convertible Securities, and the Parity Warrant Shares issuable upon exercise of the Parity Warrant, if any, assuming the receipt of all required stockholder and regulatory approvals, are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens except for restrictions on transfer imposed by applicable federal and state securities laws and the provisions of Section 4.7 of the Agreement, and will not be subject to preemptive or similar rights of stockholders (other than those imposed by ABRD). The Company shall maintain a reserve from its duly authorized shares of Common Stock the maximum number of shares of Common Stock issuable for the Adjustment Common Shares, if any, and issauble upon exercise of the Adjustment Convertible Securities and/or Extraordinary Circumstance Warrant, if any. The offer, issuance and sale to ABRD pursuant to the Agreement of the Closing Date Shares, and the other Purchased Securities, if any, are exempt from the registration requirements of the Securities Act.

5. Except as disclosed in the SEC Reports, there is no action, suit, claim, or proceeding, or, to our knowledge, inquiry or investigation, before or by any court, public board, government agency, self-regulatory organization or body pending or, to our knowledge, threatened against or affecting the Company that could, individually or in the aggregate, have a Material Adverse Effect.

6. There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Organizational Documents of its state of incorporation that is or could become applicable to any of ABRD as a result of ABRD and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Purchased Securities and ABRD’ ownership of the Purchased Securities.

7. The aggregate number of shares issued and outstanding classes of capital stock, options and other Securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) as of September 30, 2006 is as set forth in Schedule 3.1(f) to the Agreement. The aggregate number of shares and the type of all authorized classes of capital stock of the Company consists of 105,000,000 shares, of which 100,000,000 shares are common stock, par value $0.001 per share, and 5,000,000 shares are preferred stock, par value $0.0001 per share, and all outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance in all material respects with all applicable securities laws. Except as disclosed in Schedule 3.1(f) to the Agreement, the Company did not have outstanding at September 30, 2006 any other options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or entered into any agreement giving any Person any right to subscribe for or acquire, any shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as set forth on Schedule 3.1(f) to the Agreement, and except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issuance and sale of the Purchased Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than ABRD) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities.

8. Based on our discussions with the Company and the Company’s accountants, no facts have come to our attention which lead us to believe that the SEC Reports as of their respective dates contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no view with respect to the financial statements and the notes and schedules thereto and other financial, scientific and statistical data or information contained or incorporated by reference therein or omitted therefrom).

D. Comments, Assumptions, Limitations, Qualifications and Exceptions.

The opinions expressed in Section C above are based upon and subject to, the further comments, assumptions, limitations, qualifications and exceptions set forth below:

1. As used in the opinions expressed herein, the phrase “to our knowledge” (and phrases of similar import) refers only to the actual current knowledge of the attorneys within our firm who have given substantive attention to the Company and Dyadic in connection with the transactions contemplated by the Agreement and does not (a) include constructive notice of matters or information, or (b) except for our conversations with certain representatives of the Company and Dyadic and our review of the Documents, imply that we have undertaken any independent investigation (i) with any persons outside of our firm or (ii) as to the accuracy or completeness of any factual representation, information or other matter made or furnished in connection with the transactions contemplated by the Transaction Documents. Furthermore, such reference means only that we do not know of any fact or circumstance contradicting the statement that follows, and does not imply that we know the statement to be correct or have any basis (other than the Documents and such conversations) for that statement.

2. We are licensed to practice law in the States of Delaware, Florida and New York. The Company is incorporated in Delaware, while Dyadic is incorporated in Florida. The Agreement is governed by the laws of the State of New York, while the R&D Agreement is governed by the laws of the State of Delaware. Accordingly, the opinions expressed herein are specifically limited to the laws of the States of Delaware, Florida and New York, and the federal law of the United States of America.

3. Our opinions above with respect to enforceability of the Company’s and Dyadic’s obligations under the Transaction Documents to which they are parties are limited and qualified to the extent that enforceability of the rights, obligations, agreements and remedies thereunder are subject to, or affected or limited by: (i) applicable liquidation, conservatorship, bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization or similar debtor or creditor relief laws from time to time in effect under state and/or federal law; (ii) general principles of equity (whether considered in a proceeding in equity or at law); (iii) the exercise of the discretionary powers of any court or other authority before which may be brought any proceeding seeking equitable remedies, including, without limitation, specific performance and injunctive relief; (iv) public policy or other applicable limitations on indemnification or contribution under the federal securities laws; or (v) other applicable laws (including rules and regulations) and court decisions that may limit or render unenforceable certain rights and remedies of ABRD (or any Person entitled to indemnification and contribution under Section 6.4(a) of the Agreement or in any of the other Transaction Documents) provided in the documents about which we opine but that do not, in our judgment, make such documents inadequate for the ultimate practical realization of the benefits intended to be provided thereby, though they may result in delays (and we express no opinion as to the economic consequences, if any, of such delays).

4. No opinion is expressed as to consents, approvals, authorizations or orders required under state securities or blue sky laws or the by laws and rules of the American Stock Exchange in connection with the Purchased Securities or the other transactions contemplated by the Agreement. We also express no opinion herein as to any provision of the Transaction Documents (a) which may be deemed to or construed to waive any right of the Company or Dyadic, (b) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (c) relating to the effect of invalidity or unenforceability of any provision of any of the Transaction Documents on the validity or enforceability of any other provision thereof, (d) requiring the payment of penalties, consequential damages or liquidated damages, (e) which is in violation of public policy, including, without limitation, any provision relating to indemnification and contribution, (f) purporting to indemnify any Person against his, her or its own negligence or intentional misconduct, (g) which provides that the terms of any of the Transaction Documents may not be waived or modified except in writing or (h) relating to venue or consent to jurisdiction.

5. We have rendered no opinion herein with respect to any: (a) federal or state tax laws or regulations, (b) any federal or state antitrust and unfair competition laws and regulations, (c) any federal or state laws or regulations concerning filing or notice requirements (e.g., Hart-Scott-Rodino and Exon-Florio), or (d) any federal or state environmental laws.

6. Although we have acted as counsel to the Company and Dyadic in connection with certain other matters, our engagement is limited to certain matters about which we have been consulted. Consequently, there may exist matters of a legal nature involving the Company and/or Dyadic in connection with which we have not been consulted and have not represented them.

7. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein.

8. The opinions set forth herein are based in part upon the federal and state authorities as they are currently compiled and reported on by customary reporting services. It is possible that legislation affecting the opinions expressed herein might have been enacted into law that are not reflected in such reporting services. We are not currently aware of the passage of any such legislation. However, it is not possible for us to know with certainty as of the date of this opinion letter whether any such legislation may have been passed into law.

9. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

10. This opinion letter has been issued solely for the benefit of ABRD and no other Person shall be entitled to rely hereon without the express written consent of this firm. Without our prior written consent, this opinion letter may not be quoted in whole or in part or otherwise referred to in any document or report and may not be furnished to any Person.

Respectfully submitted,

Greenberg Traurig, LLP

Exhibit D

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that Person under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.